UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2016
THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On January 3, 2016, The Brink’s Company (the “Company”) entered into an agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”) regarding the membership and composition of the Company’s board of directors (the “Board”).
Pursuant to the Agreement, the Board agreed to immediately appoint Ian D. Clough, George I. Stoeckert and Peter A. Feld, a Managing Member of Starboard, as directors of the Company, and to nominate each of them for election as a director of the Company at the Company’s 2016 annual meeting of shareholders, along with incumbent director Paul G. Boynton. Incumbent Brink’s directors Murray D. Martin and Ronald L. Turner have retired from the Board, bringing the total size of the Board to nine.
The Agreement provides that Mr. Feld will be the chairman of the Company’s Corporate Governance and Nominating Committee (the “Nominating Committee”), and that the Nominating Committee will oversee the process of searching for a new chief executive officer of the Company following the retirement of Thomas C. Schievelbein. The Agreement further provides that each committee of the Board will include one of the newly appointed directors. Additional information about committee appointments is set forth in Item 5.02 below.
Under the terms of the Agreement, until the earlier of (1) fifteen business days prior to the deadline for the submission of stockholder nominations for the Company’s 2017 annual meeting of shareholders and (2) 130 days prior to the first anniversary of the Company’s 2016 annual meeting of shareholders, Starboard has agreed not to, among other things, (a) solicit proxies regarding any matter to come before any annual or special meeting of shareholders of the Company, including the election of directors, (b) enter into a voting agreement or “group” with other shareholders of the Company, other than Starboard affiliates, (c) encourage any person to submit nominees in furtherance of a contested solicitation for the election or removal of directors or (d) submit any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders. Starboard has also generally agreed to vote all shares of Company common stock beneficially owned by Starboard in accordance with the Company’s recommendations at the Company’s 2016 annual meeting of shareholders and for each of the four directors nominated by the Board.
Pursuant to the Agreement, the Board has agreed that it will elect a non-executive Chairman of the Board, which non-executive Chairman must be reasonably acceptable to Starboard.
The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference into this Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Chairman, President and Chief Executive Officer
On January 4, 2016, the Company announced that Thomas C. Schievelbein will step down and retire early from his positions as the Company’s President and Chief Executive Officer and as the Chairman and a member of the Board, effective as of the earlier of the Company’s 2016 annual meeting of shareholders and the date his successor is appointed.
In connection with his separation from the Company, on January 3, 2016, Mr. Schievelbein and the Company entered into a succession agreement (the “Succession Agreement”). The Succession Agreement provides for the following payments:

•
In satisfaction of Mr. Schievelbein’s entitlements under the Company’s Severance Pay Plan, he will be eligible for (a) a lump sum cash severance payment equal to the product of (1) 1.5 multiplied by (2) his annual base salary and target annual incentive opportunity for the calendar year in which the termination date occurs; (b) reimbursement of premiums for continued medical and dental benefit coverage until the earlier of 18 months following the date of termination and such time as he becomes eligible to received medical and dental benefits under another employer-provided plan; and (c) reasonable outplacement services during the period over which the health care benefits are provided;

•
In accordance with the pre-existing terms of Mr. Schievelbein’s equity awards, such awards will remain outstanding and eligible to vest following the termination date, and any stock options will remain exercisable until the expiration of their original term;

•
In recognition of Mr. Schievelbein’s service for all of 2015 and expected service for a portion of 2016, he will be eligible for a full 2015 annual incentive payment and a prorated 2016 annual incentive payment based on the portion of 2016 worked, determined based on actual performance; and

•	Mr. Schievelbein will be entitled to vesting of any unvested amounts credited to him under the Company’s Deferred Compensation Plan, effective as of the termination date.
In order to receive the compensation payable to Mr. Schievelbein under the Succession Agreement, he must execute and not revoke a separation agreement containing a release of claims in favor of the Company and its affiliates and restrictive covenants regarding confidential information, noncompetition and nonsolicitation of customers and employees. The Company will reimburse Mr. Schievelbein for any legal and other advisor fees he incurs in connection with the Succession Agreement, up to $25,000.
The foregoing summary of the Succession Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Succession Agreement, a copy of which is attached as Exhibit 10.2 and is incorporated by reference into this Form 8-K.

Board Composition
Effective January 3, 2016, Murray D. Martin and Ronald L. Turner resigned as directors of the Company. Pursuant to the Agreement described above in Item 1.01, on January 3, 2016, the size of the Board was increased to nine members, and Mr. Feld, Mr. Clough and Mr. Stoeckert were appointed to the Board to fill the vacancies created by the resignations and by the increase in size of the Board. Each of the newly appointed directors will be eligible to receive the same compensation paid by the Company to its other non-employee directors, as described in the Company’s proxy statement for its 2015 annual meeting of shareholders under the caption “Director Compensation.” None of the newly appointed directors has any direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.
Mr. Feld has been appointed as the chair of the Nominating Committee and as a member of each of the Finance and Strategy Committee of the Board and the Compensation and Benefits Committee of the Board.
The Company will disclose committee appointments for Mr. Clough and Mr. Stoeckert following the Board's final determinations regarding committee membership. Any other changes to the membership of each of the Committees will be set forth on the Company's website.
Peter Feld has been a Managing Member and the Head of Research of Starboard Value LP (an investment fund) since 2011. Prior to joining Starboard, Mr. Feld served as a Managing Director of Ramius LLC and a Portfolio Manager of Ramius Value and Opportunity Master Fund Ltd. from November 2008 to April 2011. He currently serves as a director of Insperity, Inc. (a provider of human resources and business performance solutions) and during the past five years served as a director of Darden Restaurants, Inc., Tessera Technologies, Inc., Integrated Device Technology, Inc., Unwired Planet, Inc. and SeaChange International, Inc.

Ian Clough has been Managing Director of International Europe at TNT Express N.V. (a Netherlands-based international courier delivery services company) since April 2014 and serves as a Member of the company’s Management Board. Previously, Mr. Clough served as Chief Executive Officer of DHL Express (USA), part of the Deutsche Post DHL group from 2009 to 2014.

George Stoeckert has been a private investor and advisor since 2011 and previously served as President of North America and Internet Solutions at Dun & Bradstreet from 2009 to 2011. Prior to that, he held various senior leadership positions at Automatic Data Processing, Inc., including President of Employer Services International and President of the Major Accounts Services Division. Before joining ADP, Mr. Stoeckert served as President of the Insurance Management Services Division at Ryder System, Inc. Mr. Stoeckert currently serves on the Boards of Directors of Onvia, Inc. (a public data company serving state, local and educational markets) and Theragenics Inc. (a medical device company).

On January 3, 2016, Michael J. Herling was elected as the lead independent director of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 3, 2016, the Board adopted amendments to the Bylaws of the Company to provide that the size of the Board would be nine directors and to remove references to the Executive Committee of the Board, which has been dissolved. A copy of the amended Bylaws is attached as Exhibit 3.1 (with deletions indicated by strikeout and additions indicated by italicized and underlined text) and is incorporated by reference into this Form 8-K.

Item 8.01	Other Events

On January 4, 2016, the Company issued a press release announcing the Company’s entry into the Agreement and Mr. Schievelbein’s retirement. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference into this Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
3.1	Bylaws of The Brink’s Company, effective as of January 3, 2016
10.1	Agreement, dated as of January 3, 2016, among The Brink’s Company, Starboard Value LP and the other parties set forth in the Agreement
10.2	Succession Agreement, dated as of January 3, 2016, between The Brink’s Company and Thomas C. Schievelbein
99.1	Press Release of The Brink’s Company, dated January 4, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: January 4, 2016	By:	/s/McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President

EXHIBIT INDEX

EXHIBIT DESCRIPTION
3.1	Bylaws of The Brink’s Company, effective as of January 3, 2016
10.1	Agreement, dated as of January 3, 2016, among The Brink’s Company, Starboard Value LP and the other parties set forth in the Agreement
10.2	Succession Agreement, dated as of January 3, 2016, between The Brink’s Company and Thomas C. Schievelbein
99.1	Press Release of The Brink’s Company, dated January 4, 2016